                          CAPSTONE NEW ZEALAND FUND
           SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


P (1 + T)(n) = ERV

           P = a hypothetical initial payment of $1,000,

           T = the average annual total return,

           n = the number of years,

         ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                              ********************


The Fund's average annualized total return for the one year period ending October 31, 1996 is 20.03%.

                        $1,000 (1 + .20029)(1) = ERV

                                     $1,200.29 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 89.928 shares.An income distribution of $0.288 per share and a capital gain distribution of $0.224 per share resulted in 4.360 additional shares, rendering a total of 94.288 shares.On 10/31/96 the net asset value of the Fund was $12.73 per share, thereby creating a total market value of $1,200.29 and yielding a return of 20.03%.


                              ********************


The Fund's average annualized total return for the period from November 25, 1991 (inception) to ending October 31, 1996 is 7.78%.

                      $1,000 (1 + .0778)(4.94) = ERV

                                     $1,447.97 = ERV

An initial payment of $1,000 invested on 11/25/91 will result in 100.000 shares.Income distributions of $0.554 per share and capital gain distributions of $0.818 per share resulted in 13.745 additional shares, rendering a total of
113.745 shares.On 10/31/96 the net asset value of the Fund was $12.73 per share, thereby creating a total market value of $1,447.97 and yielding a return of 7.78%.

                           CAPSTONE NEW ZEALAND FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

     P = a hypothetical initial payment of $1,000,

     T = the total return,

   ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                              ********************


The Fund's total return for the one year period ending October 31, 1996 is 20.03%.

                            $1,000(1 + .20029) = ERV

                                     $1,200.29 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 89.928 shares.An income distribution of $0.288 per share and a capital gain distribution of $0.224 per share resulted in 4.360 additional shares, rendering a total of 94.288 shares.On 10/31/96 the net asset value of the Fund was $12.73 per share, thereby creating a total market value of $1,200.29 and yielding a return of 20.03%.



                              ********************


The Fund's total return for the period from November 25, 1991 (inception) to October 31, 1996 is 44.80%.

                            $1,000(1 + .44797) = ERV

                                     $1,447.97 = ERV


An initial payment of $1,000 invested on 11/25/91 will result in 100.000 shares.Income distributions of $0.554 per share and capital gain distributions of $0.818 per share resulted in 13.745 additional shares, rendering a total of
113.745 shares.On 10/31/96 the net asset value of the Fund was $12.73 per share, thereby creating a total market value of $1,447.97 and yielding a return of 44.80%.